                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                              TENDER OF SHARES OF
                                  COMMON STOCK
                                       OF
                         NIMBUS CD INTERNATIONAL, INC.
                                       TO
                           NEPTUNE ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                           CARLTON COMMUNICATIONS PLC

    As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the certificates representing shares of Common Stock, par value $.01 per share (the "Shares"), of Nimbus CD International, Inc., a Delaware Corporation (the "Company") are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase) or the procedures for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

                        THE DEPOSITORY FOR THE OFFER IS:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

           BY MAIL:                      BY OVERNIGHT DELIVERY:                     BY HAND:
     Post Office Box 3301        85 Challenger Road--Mail Drop--Reorg.      120 Broadway, 13th Floor
  South Hackensack, NJ 07606           Ridgefield Park, NJ 07660               New York, NY 10271
Attn: Reorganization Department     Attn: Reorganization Department      Attn: Reorganization Department

       FACSIMILE TRANSMISSION:            CONFIRM FACSIMILE BY TELEPHONE:
  (For Eligible Institutions Only)

           (201) 296-4293                         (201) 296-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET
  FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER
          THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Neptune Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Carlton Communications Plc, an English public limited company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 23, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:                            Name(s) or Record Holder(s):
Share Certificate Numbers (if available):               PLEASE TYPE OR PRINT
                                             Address(es):                       ZIP CODE
If Shares will be delivered by book-entry    Telephone Number:
transfer, check one box:                     AREA CODE
/ / The Depository Trust Company             Signature(s):
/ / Philadelphia Depository Trust Company                   SIGNATURE(S)
Account Number:
Date:          , 1998

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Security Transfer Agents Medallion Program or any other eligible guarantor institution as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company (pursuant to procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
Name of Firm: __________________________________________________________________
Address: _______________________________________________________________________
________________________________________________________________________________
                                                                        ZIP CODE

Area Code and
Telephone Number: ______________________________________________________________

AUTHORIZED SIGNATURE
Name: __________________________________________________________________________
                              PLEASE TYPE OR PRINT
Title: _________________________________________________________________________
Dated: __________________________________________________________________ , 1998

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

                                       3